UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

BIOSCRIP, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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BioScrip / Option Care Merger

Teammate FAQ

Q: What is the difference between an acquisition and merger?

A: Both terms refer to the joining of two companies; however, a merger happens when two separate entities combine to create a new organization. An acquisition refers to the takeover of one entity by another.

Q: Will our insurance benefits stay the same?

A: Until the transaction closes, it is business as usual and BioScrip and Option Care will continue to operate as separate companies. The integration team composed of leaders from BioScrip and Option Care will review the benefits packages and determine how best to integrate going forward after the closing. You can be sure that we will provide advance notification of any change if and when we do have one, and we will provide resources to help you navigate any change as well.

Q: What does this mean for DME?

A: Until the transaction closes, it is business as usual, and that includes our DME business. BioScrip has built a strong brand and solid business in DME. We look forward to introducing Option Care to this portion of our business. As part of the integration work, we will review this business line with the combined new company, and as/if any changes are contemplated, we will keep you informed.

Q: Option Care doesn't have Clinical Liaisons; is there a plan to develop/create this role within Option Care?

A: Option Care does have a role that is similar to our Clinical Sales Liaison role. We look forward to working with the integration team, comprised of BioScrip and Option Care colleagues, who will work together to evaluate the similarities and following the closing oversee the integration of the two organizations for all roles, including this one.

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

Q: What happens to stock we have purchased under the Employee Stock Purchase Plan?

A: Any stock that is or was purchased under the ESPP is yours for you to do with as you see fit (subject to any previously communicated insider trading restrictions), just like any other shareholder. You can contact Morgan Stanley for any questions about the processes, and what options you have, including choosing to hold, sell or transfer such shares. They can be reached by calling (877) 248-4796 or by emailing bioscrip@morganstanley.com.

Q: Will our vacation carry over?

A: Until the transaction closes, it is business as usual across the board and that includes any benefit packages. The integration team composed of leaders from BioScrip and Option Care will review the benefits packages and determine how best to integrate going forward after the closing. You can be sure that we will provide advance notification of any change if and when we do have one, and we will provide resources to help you navigate any change as well.

Q: Will we need to interview for our position and is there any information about what will happen to BioScrip employees in states where Option Care has a presence?

A: Until the close, we are business as usual, for all functions and positions. Once we close, an integration team will work carefully with the combined leadership of the combined organization to determine the best way to integrate all functions in our organization. It is too early to determine how that process will look; however, we are committed to transparency and communication around the process.

Q: What is the timeline?

A: The transaction is expected to be completed in the second half of 2019. The transaction is subject to the satisfaction of customary closing conditions, including regulatory approvals and approval by BioScrip shareholders.

1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

Q: Is there any information available about what will happen to Bioscrip employees in states where Option Care already has a presence? There is an Option Care branch (literally) across the street from us and they have a larger facility and are better staffed than we are.

A: Until the close, we are business as usual, for all functions and positions. Once we close, an integration team will work carefully with the combined leadership of the combined organization to determine the best way to integrate all functions in our organization. It is too early to determine how that process will look; however, we are committed to transparency and communication around the process.

Q: Can you please let me know when the July 1, 2018 to December 31, 2018 Discretionary 401k Match will be distributed? In Dan Greenleaf’s email announcement on August 30, 2018 he stated that it would be distributed at the end of the first quarter of 2019. Can you also please let me know what the match percentage amount will be? Dan did not outline the specifics of the match in his email. Will the merger affect this distribution?

A: The discretionary match was distributed into 401(k) accounts on March 8, 2019. There was not a specific match percentage because the committed $250,000 was allocated proportionately across all eligible contributions. The merger did not affect this distribution.

 1600 Broadway, Suite 700 Denver, CO 80202 | P: 720.697.5200 | F: 720.468.4040
www.bioscrip.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

BioScrip, Inc. (“BioScrip” or the “Company”) will file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with the proposed transaction. The proxy statement will contain important information about the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement and other relevant materials from the Company by contacting Investor Relations by mail at 1600 Broadway, Suite 700, Denver, CO 80202, Attn: Investor Relations, by telephone at (720) 697-5200, or by going to the Company’s Investor Relations page on its corporate web site at https://investors.bioscrip.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters discussed above. Information about the Company’s directors and executive officers is set forth in the Proxy Statement on Schedule 14A for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on April 4, 2018. This document can be obtained free of charge from the sources indicated above. Information regarding the ownership of the Company’s directors and executive officers in the Company’s securities is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary proxy statement and the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements – Safe Harbor

This communication, in addition to historical information, contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of BioScrip and Option Care. All statements other than statements of historical facts are forward-looking statements. In addition, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words, and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction between BioScrip and Option Care, including future financial and operating results; expected synergies; BioScrip’s and Option Cares plans, objectives, expectations and intentions; the expected timing of completion of the proposed transaction; and other statements relating to the acquisition that are not historical facts. Forward-looking statements are based on information currently available to BioScrip and Option Care and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties (both known and unknown), and many factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transaction between BioScrip and Option Care, these factors could include, but are not limited to: the risk that BioScrip or Option Care may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; economic and foreign exchange rate volatility; and the other risks contained in BioScrip’s most recently filed Annual Report on Form 10-K.

Many of these risks, uncertainties and assumptions are beyond BioScrip’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither BioScrip nor Option Care undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per BioScrip share for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per BioScrip share, as applicable. Neither BioScrip nor Option Care gives any assurance (1) that either BioScrip or Option Care will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decrees, cost reductions, business strategies, earnings or revenue trends or future financial results. All subsequent written and oral forward-looking statements concerning BioScrip, Option Care, the proposed transaction, the combined company or other matters and attributable to BioScrip or Option Care or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.